Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
180 Life Sciences Corp.
(formerly known as CannBioRx Life Sciences Corp.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of 180 Life Sciences Corp. (the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficiency) and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the U.S. Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2019.
New York, NY
August 28, 2020

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
(FORMERLY CANNBIORX LIFE SCIENCES CORP.)
CONSOLIDATED BALANCE SHEETS
(Expressed in US Dollars)

	December 31,
	2019	2018
Assets
Current Assets:
Cash	$83,397	$567,220
Subscription receivable	—	120,929
Due from related parties	73,248	49,277
Notes receivable, net (see Note 6)	—	—
Prepaid expenses and other current assets	591,648	254,534
Prepaid expenses and other current assets – related parties	—	24,014
Total Current Assets	748,293	1,015,974
Deposits – related parties	—	17,590
Property and equipment, net	54,307	22,119
Intangible assets, net	2,121,834	403,532
In-process research and development	12,536,950	—
Goodwill	36,423,084	—
Total Assets	$51,884,468	$1,459,215

Liabilities and Stockholders’ Equity (Deficiency)
Current Liabilities:
Accounts payable	$4,103,566	$212,654
Accounts payable – related parties	123,035	32,555
Accrued expenses	1,691,466	251,231
Accrued expenses – related parties	177,074	—
Due to related parties	17,341	—
Loans payable	116,250	—
Loans payable – related parties	220,525	—
Convertible notes payable	2,736,946	—
Convertible notes payable – related parties	454,604	—
Accrued issuable equity	—	640,116
Accrued issuable equity – related parties	—	7,548,870
Investor deposits	—	450,734
Total Current Liabilities	9,640,807	9,136,160

Deferred tax liability	3,672,759	—
Total Liabilities	13,313,566	9,136,160
Commitments and contingencies (see Note 12)

Stockholders’ Equity (Deficiency):
Preferred stock, $0.0001 par value; 2 shares authorized; 2 shares and 0 shares issued and outstanding at December 31, 2019 and 2018, respectively	—	—
Common stock, $0.0001 par value; 150,000 shares authorized; 82,204 shares and 10,510 shares issued and outstanding at December 31, 2019 and 2018, respectively	8	1
Additional-paid in capital	75,891,671	4,089,040
Accumulated other comprehensive income	152,803	313,548
Accumulated deficit	(37,473,580)	(12,079,534)
Total Stockholders’ Equity (Deficiency)	38,570,902	(7,676,945)
Total Liabilities and Stockholders’ Equity (Deficiency)	$51,884,468	$1,459,215

The accompanying notes are an integral part of these consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
(FORMERLY CANNBIORX LIFE SCIENCES CORP.)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Expressed in US Dollars)

	For The Year Ended December 31, 2019	For The Period From March 7, 2018 (Inception) Through December 31, 2018
Operating Expenses (Income):
Research and development	$1,887,402	$895,236
General and administrative	5,701,705	2,515,576
General and administrative – related parties	340,765	3,875,726
Modification of stock award – related parties	12,959,360	—
Rental income – related parties	(25,946)	—
Total Operating Expenses, Net	20,863,286	7,286,538
Loss From Operations	(20,863,286)	(7,286,538)

Other Income (Expense):
Gain on sale of property and equipment	1,714	—
Other income – related parties	552,329	—
Interest income	3,727	10,196
Interest expense	(162,066)	—
Interest expense – related parties	(23,074)	—
Loss on extinguishment of convertible note payable	(703,188)	—
Change in fair value of accrued issuable equity	(327,879)	—
Change in fair value of accrued issuable equity – related parties	(3,881,819)	(4,803,192)
Total Other Expense, Net	(4,540,256)	(4,792,996)
Loss Before Income Taxes	(25,403,542)	(12,079,534)
Income tax benefit	9,496	—
Net Loss	(25,394,046)	(12,079,534)

Other Comprehensive (Loss) Income:
Foreign currency translation adjustments	(160,745)	313,548
Total Comprehensive Loss	$(25,554,791)	$(11,765,986)

The accompanying notes are an integral part of these consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
(FORMERLY CANNBIORX LIFE SCIENCES CORP.)
CONSOLIDATED STATEMENTS OF
CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY)
(Expressed in US Dollars)

	For The Year Ended December 31, 2019
	Preferred Stock		Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Income (Loss)	Deficit	(Deficiency)
Balance – January 1, 2019	—	$—	10,510	$1	$4,089,040	$313,548	$(12,079,534)	$(7,676,946)
Issuances of common stock for:
Cash and services(1)	—	—	2,589	—	1,463,802	—	—	1,463,802
Satisfaction of accrued issuable equity and investor deposits	—	—	18,297	2	12,992,468	—	—	12,992,470
Modification of stock award – related party	—	—	—	—	12,959,360	—	—	12,959,360
Beneficial conversion feature on convertible debt issued	—	—	—	—	250,839	—	—	250,839
Shares issued in connection with reorganization	2	—	50,808	5	45,866,494	—	—	45,866,499
Effect of reverse acquisition	—	—	—	—	(1,730,332)	—	—	(1,730,332)
Comprehensive loss:
Net loss	—	—	—	—	—	—	(25,394,046)	(25,394,046)
Other comprehensive loss	—	—	—	—	—	(160,745)	—	(160,745)
Balance – December 31, 2019	2	$—	82,204	$8	$75,891,671	$152,803	$(37,473,580)	$38,570,901

(1)	Includes $1,130,656 of cash consideration

The accompanying notes are an integral part of these consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
(FORMERLY CANNBIORX LIFE SCIENCES CORP.)
CONSOLIDATED STATEMENTS OF
CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY) — Continued
(Expressed in US Dollars)

	For The Period From March 7, 2018 (Inception) Through December 31, 2018
	Preferred Stock		Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Income	Deficit	(Deficiency)
Balance – March 7, 2018 (Inception)	—	$—	—	$—	$—	$—	$—	$—
Issuances of common stock for:
Cash and services(2)	—	—	8,764	1	3,581,701	—	—	3,581,702
Intangible assets	—	—	662	—	386,410	—	—	386,410
Subscription receivable(3)	—	—	1,084	—	120,929	—	—	120,929
Comprehensive loss:
Net loss	—	—	—	—	—	—	(12,079,534)	(12,079,534)
Other comprehensive income	—	—	—	—	—	313,548	—	313,548
Balance – December 31, 2018	—	$—	10,510	$1	$4,089,040	$313,548	$(12,079,534)	$(7,676,945)

(2)	Includes $3,503,652 of cash consideration for 8,633 shares of common stock.
(3)	Cash consideration of $120,929 was received in July 2019.

The accompanying notes are an integral part of these consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
(FORMERLY CANNBIORX LIFE SCIENCES CORP.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in US Dollars)

	For The Year Ended December 31, 2019	For The Period From March 7, 2018 (Inception) Through December 31, 2018
Cash Flows From Operating Activities
Net loss	$(25,394,046)	$(12,079,534)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	72,244	19,231
Capitalized interest on the convertible notes	105,641	—
Capitalized interest on the convertible notes – related parties	9,604	—
Bad debt expense	649,825	—
Stock-based compensation	340,411	3,832,902
Modification of stock award – related party	12,959,360	—
Gain on sale of property and equipment	(1,714)	—
Loss on extinguishment of convertible note payable	703,188	—
Deferred tax liability	(9,496)	—
Change in fair value of accrued issuable equity	327,879	—
Change in fair value of accrued issuable equity – related parties	3,881,819	4,803,192
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	405,415	(265,540)
Prepaid expenses and other current assets – related parties	22,507	(25,101)
Due from related parties	(22,570)	(51,506)
Deposits	91,813	—
Deposits – related parties	18,090	(18,386)
Accounts payable	2,850,320	222,162
Accounts payable – related parties	45,325	34,028
Accrued expenses	196,807	262,598
Accrued expenses – related parties	58,202	—
Due to related parties	(100,759)	—
Deferred income – related parties	(528,519)	—
Total adjustments	22,075,392	8,813,580
Net Cash Used In Operating Activities	(3,318,654)	(3,265,954)

Cash Flows From Investing Activities
Purchases of property and equipment	—	(25,689)
Acquisition of intangible assets	(144,402)	(50,000)
Issuance of notes receivable	(649,825)	—
Cash acquired in Reorganization	86,078	—
Net Cash Used In Investing Activities	$(708,149)	$(75,689)

The accompanying notes are an integral part of these consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
(FORMERLY CANNBIORX LIFE SCIENCES CORP.)
CONSOLIDATED STATEMENTS OF CASH FLOWS — Continued
(Expressed in US Dollars)

	For The Year Ended December 31, 2019	For The Period From March 7, 2018 (Inception) Through December 31, 2018
Cash Flows From Financing Activities
Proceeds from sale of common stock	$1,132,676	$3,503,652
Deposits for sales of common stock	—	471,127
Proceeds from subscription receivable	124,369	—
Proceeds from loans payable	116,250	—
Proceeds from loans payable – related parties	219,053	—
Proceeds from convertible notes payable	2,175,000	—
Proceeds from convertible notes payable – related parties	175,000	—
Cash Provided By Financing Activities	3,942,348	3,974,779

Effect of Exchange Rate Changes on Cash	(399,368)	(65,916)

Net (Decrease) Increase In Cash	(483,823)	567,220
Cash – Beginning of Period	567,220	—
Cash – End of Period	$83,397	$567,220

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for interest	$—	$—

Non-cash Investing and Financing Activities:
Issuance of common stock in satisfaction of accrued issuable equity	$12,631,663	$—
Issuance of common stock in satisfaction of investor deposits	$463,557	$—
Receivable from related party in connection with sale of property and equipment	$8,902	$—
Recognition of beneficial conversion feature as loss on extinguishment of convertible note payable	$250,839	$—
Redemption premium and restructuring fee recognized as an increase in convertible note principal	$452,349	$—
Common stock issued for the purchase of intangible assets	$—	$386,410
Subscription receivable	$—	$120,929

The accompanying notes are an integral part of these consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 1 — BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

180 Life Sciences Corp. (“180”, f/k/a CannBioRx Life Sciences Corp.) was incorporated in the State of Delaware on January 28, 2019 (180 collectively with its subsidiaries are hereafter referred to as the “Company”). 180 is located in the United States (“U.S.”), and is a medical pharmaceutical company focused upon unmet medical needs in the areas of chronic pain, inflammation, inflammatory diseases, and fibrosis by employing innovative research and, where appropriate, combination therapies, through its three wholly owned subsidiaries, Katexco Pharmaceuticals Corp. (“Katexco”), CannBioRex Pharmaceuticals Corp. (“CBR Pharma”), and 180 Therapeutics L.P. (“180 LP”). Katexco, CBR Pharma and 180 LP are together, the “180 Subsidiaries.” Additionally, 180’s wholly owned subsidiaries Katexco Callco, ULC, Katexco Purchaseco, ULC, CannBioRex Callco, ULC, and CannBioRex Purchaseco, ULC were formed in the Canadian Province of British Columbia on May 31, 2019 to facilitate the acquisition of Katexco, CBR Pharma and 180 LP, as described below.

Katexco is a medical pharmaceutical company researching and developing orally available therapies harnessing endocannabinoid and nicotine receptors to treat inflammatory diseases. CBR Pharma is a pharmaceutical research company specializing in the clinical development of synthetic pharmaceutical grade cannabinoid compounds for the treatment of rheumatoid arthritis and related arthritic diseases. 180 LP is a clinical stage biopharmaceutical company focused on the discovery and development of biologic therapies for the treatment of fibrosis.

On July 16, 2019, 180, Katexco, CBR Pharma and 180 LP consummated a reorganization wherein 180 acquired 100% of the outstanding shares of Katexco, CBR Pharma, and 180 LP (the “Reorganization”). The Reorganization was accounted for as a reverse acquisition, and Katexco is deemed to be the accounting acquirer, while 180, CBR Pharma and 180 LP are deemed to be the “Accounting Acquirees”. Consequently, the assets and liabilities and the historical operations that are reflected in these consolidated financial statements prior to the Reorganization are those of Katexco. Katexco was incorporated on March 7, 2018 under the provisions of the British Corporation Act of British Columbia. The preferred stock, common stock, additional paid in capital and earnings per share amounts in these consolidated financial statements for the period prior to the Reorganization have been restated to reflect the recapitalization based on the shares issued to the Katexco shareholders. References herein to the “Company” are to Katexco for the period prior to the Reorganization and are to 180 (as combined with the 180 Subsidiaries) after the Reorganization.

On July 25, 2019, the Company entered into an agreement (the “Business Combination Agreement”) with KBL Merger Corp. IV, a special-purpose acquisition company and public company (“KBL”) and KBL Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as a wholly owned subsidiary of KBL after the closing (the “Business Combination”). The Merger Sub will purchase 100% of the outstanding equity and equity equivalents of the Company as of the date of closing in exchange for 17.5 million shares of KBL common stock, reduced by the number of shares equal to the amount of any liabilities of the Company in excess of $5 million at the closing divided by $10. Pursuant to the Business Combination Agreement, the consummation of the Business Combination is conditioned upon (i) stockholder and any necessary regulatory approvals, (ii) the effectiveness of a registration statement; and (iii) KBL having at least $5,000,001 of net tangible assets. The Business Combination is deemed to be a capital transaction of 180 (the legal acquiree) for accounting purposes and is equivalent to the issuance of shares by 180 for the net monetary assets of KBL, accompanied by a recapitalization. See Note 16 — Subsequent Events — Business Combination Update.

NOTE 2 — GOING CONCERN AND MANAGEMENT’S PLANS

The Company has not generated any revenues and has incurred a significant loss since Inception. During the year ended December 31, 2019, the Company incurred a net loss of $25,394,046 and used $3,318,654 of cash in operations. As of December 31, 2019, the Company has an accumulated deficit of $37,473,580 and a working capital deficit of $8,892,514. The Company expects to invest a significant amount of capital to fund research and development. As a result, the Company expects that its operating expenses will increase significantly, and consequently will require significant revenues to become profitable. Even if the Company does become profitable, it may not be able to sustain or increase profitability on a quarterly or annual basis. The Company cannot predict when, if ever, it will be profitable. There can be no assurance that the intellectual property of the Company, or other technologies it may acquire, will meet applicable regulatory standards, obtain required regulatory approvals, be capable of being produced in commercial quantities at reasonable costs, or be successfully marketed. The Company plans to undertake additional laboratory studies with respect to the intellectual property, and there can be no assurance that the results from such studies or trials will result in a commercially viable product or will not identify unwanted side effects.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 2 — GOING CONCERN AND MANAGEMENT’S PLANS (cont.)

These consolidated financial statements have been prepared under the assumption of a going concern, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. The Company’s ability to continue its operations is dependent upon the continuing support of its creditors and its success in obtaining new financing for its ongoing operations, including closing on the Business Combination with KBL. Financing options available to the Company include equity financings and loans and if the Company is unable to obtain such additional financing timely, the Company may have to curtail its development, marketing and promotional activities, which would have a material adverse effect on its business, financial condition and results of operations, and could ultimately be forced to discontinue its operations and liquidate. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is defined as within one year after the date that the consolidated financial statements are issued. Realization of the Company’s assets may be substantially different from the carrying amounts presented in these consolidated financial statements and the accompanying consolidated financial statements do not include any adjustments that may become necessary, should the Company be unable to continue as a going concern.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements of the Company include the accounts of the Company and its subsidiaries.

Principles of Consolidation

The consolidated financial statements include the historical accounts of Katexco as accounting acquirer (see Note 4 — Reorganization and Recapitalization) and, effective with the closing of the Reorganization, the accounting acquirees. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the consolidated financial statements. The Company’s significant estimates used in these financial statements include, but are not limited to, the fair value of equity shares, the valuation of intangible assets in acquisition accounting, the useful lives of long-lived assets and the recovery of notes receivable and other assets. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and may cause actual results to differ from those estimates.

Accounting for Business Combinations

As required by U.S. GAAP, the Company records acquisitions under the acquisition method of accounting, under which the assets acquired and liabilities assumed are initially recorded at their respective fair values and any excess purchase price over the estimated fair value of net assets acquired is reflected as goodwill. The Company uses estimates and, in some instances, independent third-party valuation firms to assist in determining the fair values of assets acquired, liabilities assumed and contingent consideration, if any. Such estimates and valuations require significant assumptions, including projections of future events and operating performance. The estimated fair values are subject to change during the measurement period, which is limited to one year subsequent to the acquisition date.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Foreign Currency Translation

The Company’s reporting currency is the United States dollar. The functional currency of certain subsidiaries is the Canadian Dollar (“CAD”) or British Pound (“GBP”). Assets and liabilities are translated based on the exchange rates at the balance sheet date (0.7689 and 0.7329 for the CAD, 1.3262 and 1.2741 for the GBP as of December 31, 2019 and 2018, respectively), while expense accounts are translated at the weighted average exchange rate for the period (0.7568 and 0.7660 for the CAD and 1.2613 and 1.2994 for the GBP for the year ended December 31, 2019 and the period from March 7, 2018 through December 31, 2018, respectively). Equity accounts are translated at historical exchange rates. The resulting translation adjustments are recognized in stockholders’ equity (deficiency) as a component of accumulated other comprehensive income.

Comprehensive income (loss) is defined as the change in equity of an entity from all sources other than investments by owners or distributions to owners and includes foreign currency translation adjustments as described above. During the year ended December 31, 2019 and for the period from March 8, 2018 (Inception) through December 31, 2018, the Company recorded other comprehensive gain/(loss) of ($160,745) and $313,548, respectively, as a result of foreign currency translation adjustments.

Foreign currency gains and losses resulting from transactions denominated in foreign currencies, including intercompany transactions, are included in results of operations. The Company recorded $7,652 and ($5,618) of foreign currency transaction gains/(losses) for the year ended December 31, 2019 and for the period from March 7, 2018 (Inception) through December 31, 2018, respectively. Such amounts have been classified within general and administrative expenses in the accompanying consolidated statements of operations and comprehensive loss.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents in the financial statements. The Company had no cash equivalents at December 31, 2019 or 2018. As of December 31, 2019, the Company had bank accounts in the United States, Canada and the United Kingdom. The Company’s cash deposits in United States, Canadian and English financial institutions may at times may be in excess of the Federal Deposit Insurance Corporation (“FDIC”), the Canadian Deposit Insurance Corporation (“CDIC”) or the Financial Services Compensation Scheme (“FSCS”) insurance limits, respectively. The Company has not experienced losses in such accounts and periodically evaluates the creditworthiness of its financial institutions. As of December 31, 2019 and 2018, the Company had uninsured balances of CAD $0 and CAD $660,945 ($484,407), respectively, with the CDIC.

Property and Equipment

Property and equipment consists primarily of furniture, fixtures and equipment, and leasehold improvements and is stated at cost less accumulated depreciation. Furniture, fixtures and equipment are depreciated on a straight-line basis over the useful life of the related asset (5 years). Leasehold improvements are amortized on a straight-line basis over the shorter of the original term of the lease, plus reasonably expected renewal terms, or the estimated useful life of the improvement.

Intangible Assets and In-Process Research and Development (“IPR&D”)

Intangible assets consist of licensed patents held by Katexco as well as technology licenses acquired in connection with the Reorganization. Licensed patents are amortized over the remaining life of the patent. Technology licenses acquired for the development and commercialization of certain licenses and knowledge are amortized on a straight-line basis over the estimated useful lives of the underlying patents. It will be necessary to monitor and possibly adjust the useful lives of the licensed patents and technology licenses depending on the results of the Company’s research and development activities.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

IPR&D assets represent the fair value assigned to technologies that were acquired on July 16, 2019 in connection with the Reorganization, which have not reached technological feasibility and have no alternative future use. IPR&D assets are considered to be indefinite-lived until the completion or abandonment of the associated research and development projects. During the period that the IPR&D assets are considered indefinite-lived, they are tested for impairment on an annual basis, or more frequently if the Company becomes aware of any events occurring or changes in circumstances that indicate that the fair value of the IPR&D assets are less than their carrying amounts. If and when development is complete, which generally occurs upon regulatory approval, and the Company is able to commercialize products associated with the IPR&D assets, these assets are then deemed definite-lived and are amortized based on their estimated useful lives at that point in time. If development is terminated or abandoned, the Company may record a full or partial impairment charge related to the IPR&D assets, calculated as the excess of the carrying value of the IPR&D assets over their estimated fair value.

Impairment of Long-Lived Assets

The Company reviews long-lived assets and certain identifiable assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. An impairment exists when the carrying value of the long-lived asset is not recoverable and exceeds its estimated fair value. No impairment charges were recorded during the year ended December 31, 2019 and for the period from March 7, 2018 (Inception) through December 31, 2018, respectively.

Impairment of Goodwill

When testing goodwill for impairment, the Company assesses qualitative factors for our reporting units to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) that the fair value of a reporting unit is less than its carrying amount, including goodwill. If impairment is more likely than not, the Company will perform a quantitative test of impairment. At December 31, 2019, the Company performed a qualitative assessment to identify and evaluate events and circumstances to conclude whether it is more likely than not that the fair value of the Company’s reporting units is less than their carrying amounts. Based on the Company’s qualitative assessments, the Company concluded that a positive assertion can be made that it is more likely than not that the fair value of the reporting units exceeded their carrying values and no impairment of goodwill was identified at December 31, 2019.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements” (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

●	Level 1 — Quoted prices in active markets for identical assets or liabilities;

●	Level 2 — Quoted prices for similar assets and liabilities in active markets or inputs that are observable; and

●	Level 3 — Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The carrying amounts of the Company’s financial instruments, consisting primarily of notes receivable, loans payable and convertible notes payable, approximate their fair values as presented in these consolidated financial statements due to the short-term nature of those instruments.

Convertible Notes

The Company evaluates its convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with ASC Topic 815 of the Financial Accounting Standards Board (“FASB”). The accounting treatment of derivative financial instruments requires that the Company record embedded conversion options and any related freestanding instruments at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. The Company reassesses the classification of its derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. Bifurcated embedded conversion options and any related freestanding instruments are recorded as a discount to the host instrument.

If the instrument is determined to not be a derivative liability, the Company then evaluates for the existence of a beneficial conversion feature (“BCF”) by comparing the commitment date fair value to the effective conversion price of the instrument. The Company records a BCF as debt discount which is amortized to interest expense over the life of the respective note using the effective interest method. BCFs that are contingent upon the occurrence of a future event are recognized when the contingency is resolved.

Research and Development

Research and development expenses are charged to operations as incurred. During the year ended December 31, 2019 and for the period from March 7, 2018 (Inception) through December 31, 2018, the Company incurred $1,887,402 and $895,236, respectively, of research and development expenses.

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. The fair value of the award is measured on the grant date and is estimated by management based on observations of the recent cash sales prices of common stock. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Upon the exercise of an option or warrant, the Company issues new shares of common stock out of its authorized shares.

Income Taxes

The Company accounts for income taxes under the provisions of ASC Topic 740 “Income Taxes” (“ASC 740”).

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company utilizes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the consolidated statements of operations and comprehensive loss.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Subsequent Events

The Company has evaluated events that have occurred after the balance sheet date but before these financial statements were issued. Based upon that evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 16, Subsequent Events.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of twelve months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. This amendment will be effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021 . The FASB issued ASU No. 2018-10 “Codification Improvements to Topic 842, Leases” (“ASU 2018-10”), ASU No. 2018-11 “Leases (Topic 842) Targeted Improvements” (“ASU 2018-11”) in July 2018, and ASU No. 2018-20 “Leases (Topic 842) — Narrow Scope Improvements for Lessors” (“ASU 2018-20”) in December 2018. ASU 2018-10 and ASU 2018-20 provide certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 allows all entities adopting ASU 2016-02 to choose an additional (and optional) transition method of adoption, under which an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company is currently evaluating these ASUs and their impact on its consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The amendments in ASU 2018-13 modify the disclosure requirements associated with fair value measurements based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The amendments are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company does not expect the adoption of ASU 2018-13 to have a material impact on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes,” which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU 2019-12 is effective for the Company beginning in fiscal years after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021. The Company is currently assessing the impact that this pronouncement will have on its consolidated financial statements.

In February 2020, the FASB issued ASU No. 2020-02, Financial Instruments — Credit Losses (Topic 326) and Leases (Topic 842) — Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date (“ASU 2020-02”) which provides clarifying guidance and minor update to ASU No. 2016-13 — Financial Instruments — Credit Loss (Topic 326) (“ASU 2016-13”) and related to ASU No. 2016-02 — Leases (Topic 842). ASU 2020-02 amends the effective date of ASU 2016-13, such that ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The adoption of ASU 2016-13 is not expected to have a material impact on the Company’s consolidated financial statements or disclosures.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recently Adopted Accounting Pronouncements

In November 2016, the FASB issued ASU No. 2016-18, Restricted Cash (a consensus of the FASB Emerging Issue Task Force) (“ASU 2016-18”). This new standard addresses the diversity that exists in the classification and presentation of changes in restricted cash on the statement of cash flows. The amendments in ASU 2016-18 require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning of period and end of period total amounts shown on the statement of cash flows. The Company adopted this guidance on January 1, 2019 with no impact to its consolidated financial statements.

In July 2017, the FASB issued ASU No. 2017-11, “Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815)” (“ASU 2017-11”). Among other things, ASU 2017-11 provides guidance that eliminates the requirement to consider “down round” features when determining whether certain financial instruments or embedded features are indexed to an entity’s stock and need to be classified as liabilities. ASU 2017-11 provides for entities to recognize the effect of a down round feature only when it is triggered. The guidance is effective for annual periods beginning after December 15, 2019, with early adoption permitted. The Company early adopted ASU 2017-11 on July 1, 2019 and the adoption had no immediate impact on the Company’s consolidated financial statements.

In January 2019, the Company adopted ASU 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). The new standard makes changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. The adoption of ASU 2016-15 did not have an impact on the Company’s consolidated financial statements.

NOTE 4 — REORGANIZATION AND RECAPITALIZATION

On July 16, 2019, in connection with the Reorganization, the Company issued an aggregate of 50,808 shares of common stock, and 2 shares of preferred stock which are convertible into an aggregate of 17,763 shares of common stock at the option of the holders, to the former shareholders of CBR Pharma and 180 LP, in exchange for 100% of the outstanding equity and equity equivalents of CBR Pharma and 180 LP. Of the 50,808 shares of common stock issued in connection with the Reorganization, 16,000 shares issued to a consultant were subject to redemption by 180 (the “Contingently Redeemable Shares”) for an aggregate redemption price of $4.00 if (i) the closing of the Business Combination did not occur on or prior to October 31, 2019; or (iii) the consultant terminated its service with 180 prior to October 31, 2019. On November 11, 2019, the Company agreed to waive its right of redemption in connection with the Contingently Redeemable Shares. See Note 13, Stockholders’ Equity (Deficiency), Contingently Redeemable Shares.

The Reorganization as described in Note 1, Business Organization and Nature of Operations was accounted for as a reverse acquisition using the acquisition method of accounting, with Katexco being the accounting acquirer for financial reporting purposes.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 4 — REORGANIZATION AND RECAPITALIZATION (cont.)

The following table summarizes the purchase price consideration paid to the accounting acquirees:

	CBR Pharma	180 LP	Total
Debt assumed	$—	$270,000	$270,000
Shares at fair value(a)	24,927,275	20,939,224	45,866,499
Total consideration	$24,927,275	$21,209,224	$46,136,499

(a)	Represents the fair value of 28,571 and 24,000 shares of common stock and common stock equivalents issued to the former shareholders of CBR Pharma and 180 LP, respectively. The value of the Contingently Redeemable Shares was not accounted for since, as of the date of the Reorganization it was not probable that the conditions for which the redemption provision could be removed would be met.

The following table represents the preliminary allocation of the assets acquired and liabilities assumed, based on their fair values on the acquisition date:

	CBR Pharma	180 LP	Total
Cash	$47,268	$38,810	$86,078
Prepaid expenses(1)	126,606	595,849	722,455
Other receivables	—	420,000	420,000
Deposits	86,192	—	86,192
Property and equipment	47,958	—	47,958
Technology licenses(2)	1,609,000	—	1,609,000
In process research and development(2)	1,584,000	10,943,000	12,527,000
Due from (to) related parties	783,593	(555,100)	228,493
Accounts payable and accrued expenses	(1,528,894)	(134,081)	(1,662,976)
Deferred income, related party(3)	(36,537)	(492,329)	(528,866)
Deferred tax liabilities	(832,000)	(2,845,180)	(3,677,180)
Net fair value of assets acquired and liabilities assumed	1,887,185	7,970,969	9,858,154
Goodwill (2)	23,040,089	13,238,255	36,278,344
Total	$24,927,275	$21,209,224	$46,136,498

(1)	Includes $588,349 related to prepaid research and development expenses with Oxford University. See Note 12 — Commitments and Contingencies.
(2)	Changes in the balance of technology licenses, in process research and development and goodwill reflected on the balance sheet are the result of the impact of the change in foreign currency exchange rates.
(3)	Represents deferred income associated with the Reformation Pharmaceuticals Agreement. See Note 12 — Commitments and Contingencies.

Management, with the assistance of an independent valuation firm, valued the technology licenses and the in-process research and development utilizing the cost approach. The goodwill is attributed to (a) synergies arising from the overlap of clinical research among the entities; (b) the benefit of future market, drug and product development; and (c) the benefit of revenue growth from both areas. The deferred tax liability relates to the book-tax basis difference associated with the intangible assets at an estimated tax rate of 26%, which is an estimate of the blended United States and Canadian federal and state/province effective income tax rates.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 4 — REORGANIZATION AND RECAPITALIZATION (cont.)

Pro Forma Results

The following table sets forth the unaudited pro forma results of the Company as if the Reorganization were effective on January 1, 2018. These combined results are not necessarily indicative of the results that may have been achieved had the companies always been combined.

	Years Ended December 31,
	2019	2018
Revenues	$—	$—
Operating loss	$(25,300,321)	$(12,067,255)
Net loss	$(29,437,823)	$(16,901,970)

NOTE 5 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses consist of the following as of December 31, 2019 and 2018:

	As of December 31,
	2019	2018
Research and expense tax credit receivable	$211,740	$—
Research and development expenses	186,391	—
Professional fees	115,166	146,504
Value-added tax receivable	43,352	44,753
License maintenance fee	32,558	—
Travel expenses	479	45,598
Short-term advances	—	10,000
Insurance	—	7,401
Other	1,962	278
	$591,648	$254,534

As of December 31, 2019 and 2018, prepaid expenses — related parties was $0 and $24,014, respectively. As of December 31, 2018, prepaid expenses — related parties consisted of professional fees, advances and rent of $17,342, $3,132 and $3,540, respectively. See Note 15 — Related Parties for details.

NOTE 6 — NOTES RECEIVABLE, NET

The Company had the following notes receivable from KBL as of December 31, 2019 and 2018:

	As of December 31,
	2019	2018
Notes receivable from KBL dated April 10, 2019	$1,050,000	$—
Notes receivable from KBL dated August 21, 2019	250,000	—
Notes receivable from KBL dated August 28, 2019	184,895	—
Notes receivable from KBL dated September 18, 2019	107,975	—
Notes receivable from KBL dated October 31, 2019	106,955	—
Subtotal	1,699,825	—
Provision for uncollectible notes receivable	(1,699,825)	—
	$—	$—

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 6 — NOTES RECEIVABLE, NET (cont.)

On April 10, 2019, the Company loaned $1,050,000 to KBL to fund its operating expenses, deal transaction expenses, and any financing expenses for the Business Combination. During August, September, and October 2019, the Company loaned an aggregate of $649,825 to KBL. The notes do not accrue interest and mature upon the closing of the Business Combination or the liquidation of KBL, whichever comes first.

The notes receivable from KBL are fully reserved because recoverability cannot be assured in the event the Business Combination does not close. The Company recorded bad debt expense of $649,825 during the year ended December 31, 2019, related to the notes receivable from KBL, which is included in general and administrative expense on the accompanying consolidated statements of operations and comprehensive loss.

NOTE 7 — INTANGIBLE ASSETS

Intangible assets consist of the following as of December 31, 2019 and 2018:

	Remaining Amortization Period In	As of December 31, 2019			As of December 31, 2018
	Years at December 31, 2019	Gross Asset Value	Accumulated Amortization	Net Carrying Value	Gross Asset Value	Accumulated Amortization	Net Carrying Value
Licensed patents	15.1	$583,145	$(43,314)	$539,831	$419,473	$(15,941)	$403,532
Technology license	19.5	1,619,107	(37,104)	1,582,003	—	—	—
		$2,202,252	$(80,418)	$2,121,834	$419,473	$(15,941)	$403,532

Changes in the gross asset value of licensed patents and technology licenses from the dates acquired are the result of changes in the foreign currency exchange rate.

The Company recorded amortization expense of $62,589 and $16,662 during the year ended December 31, 2019 and the period from March 7, 2018 (Inception) through December 31, 2018, respectively, related to intangible assets which is included in general and administrative expense on the accompanying consolidated statements of operations and comprehensive loss.

Future amortization related to intangible assets is as follows:

For the Years Ending December 31,
2020	$113,770
2021	114,667
2022	114,667
2023	114,667
2024	114,667
Thereafter	1,549,396
$2,121,834

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 8 — ACCRUED EXPENSES

Accrued expenses consist of the following as of December 31, 2019 and 2018:

	As of December 31,
	2019	2018
Consulting fees	$613,115	$24,765
Employee and director compensation	395,248	219,870
Professional fees	459,084	—
Research and development fees	120,631	—
Patent costs	84,814	—
Interest	15,571	—
Other	3,003	—
Travel expenses	—	6,596
	$1,691,466	$251,231

As of December 31, 2019 and 2018, accrued expenses — related parties was $177,074 and $0, respectively. As of December 31, 2019, accrued expenses — related parties consisted of accrued interest on the loans and convertible notes payable, accounting fees and professional fees of $78,610, $68,000 and $30,464, respectively. See Note 15 — Related Parties for details.

NOTE 9 — ACCRUED ISSUABLE EQUITY AND INVESTOR DEPOSITS

Accrued Issuable Equity

A Level 3 reconciliation of accrued issuable equity is as follows:

	Accrued Issuable Equity	Accrued Issuable Equity - Related Parties	Total
Balance – March 7, 2018 (Inception)	$—	$—	$—
Accrued issuable equity	662,134	3,051,739	3,713,873
Change in fair value of accrued issuable equity	—	4,803,192	4,803,192
Effect of FX translation	(22,018)	(306,061)	(328,078)
Balance – December 31, 2018	640,116	7,548,870	8,188,986
Change in fair value of accrued issuable equity	327,879	3,881,819	4,209,698
Shares issued in satisfaction of accrued issuable equity	(979,365)	(11,553,510)	(12,532,875)
Effect of FX translation	11,370	122,821	134,191
Balance – December 31, 2019	$—	$—	$—

During the period from March 7, 2018 through December 31, 2018, the Company agreed to issue 1,146 shares of common stock initially valued at $662,134 in exchange for services rendered (the “Service Shares”). The Service Shares had not been issued as of December 31, 2018 and the fair value of the unissued shares as of December 31, 2018 was $640,116. The Service Shares were issued in June 2019. The aggregate fair value of the Service Shares at the date of issuance was $979,365. The Company recorded $327,879 of change in fair value of accrued issuable equity in the accompanying consolidated statements of operations and comprehensive loss related to the increase in the fair value of the Service Shares from December 31, 2018 through the date that the shares were issued. The U.S. dollar carrying value of accrued issuable equity also changed during the period as a result of translation adjustments resulting from exchange rate fluctuations.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 9 — ACCRUED ISSUABLE EQUITY AND INVESTOR DEPOSITS (cont.)

During the period from March 7, 2018 through December 31, 2018, the Company entered into subscription agreements with certain management and officers of the Company for the issuance of 13,534 shares of common stock initially valued at $2,953,587 (the “Related Party Shares”) for services rendered. The fair value of the subscribed but unissued Related Party Shares was $7,548,870 at December 31, 2018 and is reflected in accrued issuable equity — related parties on the accompanying consolidated balance sheet at December 31, 2018. The Company issued the Related Party Shares during June 2019. The aggregate fair value of the Related Party Shares at the date of issuance was $11,553,510. The increase of $3,881,819 in the fair value of the Related Party Shares from December 31, 2018 through the date of issuance is recorded as change in fair value of accrued issuable equity in the accompanying consolidated statements of operations and comprehensive loss. The U.S. dollar carrying value of accrued issuable equity also decreased during the period as a result of translation adjustments resulting from exchange rate fluctuations.

Investor Deposits

During the period from March 7, 2018 through December 31, 2018, the Company entered into subscription agreements with certain investors for the issuance of 3,619 shares of common stock (the “Investor Shares”) for cash consideration of $450,734. The cash was received by the Company and the shares had not been issued as of December 31, 2018 and, accordingly, the Company recorded investor deposits of $450,734 as a liability on the accompanying consolidated balance sheet. The Company issued the Investor Shares during the period from January 2019 to June 2019.

NOTE 10 — LOANS PAYABLE

The Company had the following loans payable as of December 31, 2019 and 2018:

	Simple Interest	As of December 31,
	Rate	2019	2018
Loan payable issued September 18, 2019	8%	$50,000	$—
Loan payable issued October 29, 2019	8%	66,250	—
		$116,250	$—

Loans payable to related parties consist of loans payable to certain of the Company’s officers, directors and a greater than 10% investor. The Company had the following loans payable to related parties as of December 31, 2019 and 2018:

	Simple Interest	As of December 31,
	Rate	2019	2018
Loan payable issued September 18, 2019	8%	$50,000	$—
Loan payable issued October 8, 2019	0%	4,000	—
Loan payable issued October 20, 2019	8%	79,572	—
Loan payable issued October 28, 2019	8%	6,887	—
Loan payable issued October 29, 2019	8%	40,000	—
Loan payable issued October 29, 2019	8%	10,000	—
Loan payable issued November 27, 2019	8%	19,933	—
Loan payable issued December 11, 2019	8%	10,133	—
		$220,525	$—

The loan payable issued on October 20, 2019 is denominated in GBP (£60,000) and is translated to USD using the exchange rate (1.3262) in effect at the balance sheet date (see Note 3 — Summary of Significant Accounting Policies, Foreign Currency Translation).

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 10 — LOANS PAYABLE (cont.)

The loan agreements originally matured 60 days after the date of each agreement, but the loans were later amended to mature upon the earlier of (a) the consummation of the Business Combination; or (b) June 30, 2020. On July 1, 2020, the Company amended the terms of the loans to extend the maturity terms to the earlier of (a) the closing of a Qualified Financing, as defined; or (b) November 1, 2020. During the year ended December 31, 2019, the Company recognized interest expense and interest expense — related parties associated with the loans payable of $2,055 and $3,086, respectively. As of December 31, 2019, the Company had accrued interest and accrued interest — related parties associated with the loans payable of $2,055 and $3,086, respectively. See Note 15, Related Parties for additional details.

In the event of default, the lender may, by written notice to the Company, declare all indebtedness of the Company to the lender hereunder to be immediately due and payable, and enforce all rights and remedies available to the Lender under the law.

NOTE 11 — CONVERTIBLE NOTES PAYABLE

The following table details the convertible notes payable at December 31, 2019. The balance of convertible notes payable at December 31, 2018 is $0.

	Effective Date	Date Amended (if applicable)	Maturity Date (as amended, if applicable)		Original Note Principal	Unpaid Interest Capitalized to Principal	Amendment to Senior Note	Total Principal Balance
Senior Notes	7/25/2019	NA	11/15/2019	[1]	$1,025,000	$56,251	$—	$1,081,251
Amended Senior Note	7/25/2019	12/11/2019	2/28/2020	[1]	900,000	49,390	456,305	1,405,695
Bridge Note	12/27/2019	NA	6/30/2020		250,000	—	—	250,000
					$2,175,000	$105,641	$456,305	$2,736,946

[1]	See Note 16 — Subsequent Events for details regarding the amendment and extension of the Senior Notes and Amended Senior Note.

The following table details the convertible notes payable — related parties at December 31, 2019. The balance of convertible notes payable — related parties at December 31, 2018 is $0.

	Effective Date	Maturity Date		Original Note Principal	Unpaid Interest Capitalized to Principal	Total Principal Balance
Senior Notes	7/25/2019	11/15/2019	[1]	$175,000	$9,604	$184,604
180 LP convertible note	9/24/2013	9/25/2015		160,000	—	160,000
180 LP convertible note	6/16/2014	6/16/2017		10,000	—	10,000
180 LP convertible note	7/8/2014	7/8/2017		100,000	—	100,000
				$445,000	$9,604	$454,604

[1]	See Note 16 — Subsequent Events for details regarding the amendment and extension of the Senior Notes and Amended Senior Note.

Senior Notes

On July 25, 2019, the Company issued Senior Secured Notes (the “Senior Notes”) totaling $1,200,000 of which an aggregate of $175,000 was issued to the Chief Executive Officer and a director of the Company.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 11 — CONVERTIBLE NOTES PAYABLE (cont.)

The Senior Notes bear interest at a rate of 15% per annum and matured on November 15, 2019. Any accrued and unpaid interest portion is capitalized to principal on a monthly basis. Pursuant to the terms of the Senior Notes, the maturity date may be extended an additional 30 days at the option of the Company if the Securities and Exchange Commission’s review of the documents filed in connection with the Business Combination has taken more than 30 days. In the event of an event of default: a) the Company is required to notify the holders of these notes (the “Holders”) within one business day of any such occurrence; b) the interest rate increases to 18% per annum; and c) the Holder may require the Company to redeem any or all of the outstanding principal and interest together with a 25% premium.

The Senior Notes rank senior to all outstanding and future indebtedness of the Company and its subsidiaries and are secured by: a) the Company’s equity interests in its subsidiaries; b) guarantees issued by those subsidiaries; and c) assets of those subsidiaries.

The Senior Notes, plus accrued and unpaid interest, and any outstanding late charges, automatically convert into common shares immediately prior to the occurrence of the Business Combination at the conversion price of $740.37 per share. If the Company issues any shares of its common stock or securities that are effectively common stock equivalents prior to the Business Combination at a price of less than $740.37 per share, then the conversion price per share will be adjusted so that the Holders receive the same conversion price. The above represents a contingent beneficial conversion feature that will be accounted for when the contingency is resolved. As of December 31, 2019, the contingently adjustable, non-bifurcated beneficial conversion features associated with the Senior Notes were not resolved.

Amended Senior Note

On July 25, 2019, the Company issued a Senior Note in the amount of $900,000, with the same original terms as described in Senior Notes, above, which was amended on December 11, 2019 (the “Amended Senior Note”). Pursuant to the terms of the Amended Senior Note, the maturity date of the Amended Senior Note was extended to February 28, 2020. Further, each $100,000 of principal outstanding under the Amended Senior Notes is convertible at the option of the holder into 135,067 shares of common stock at any time following issuance until maturity. In connection with the amendment, the holder waived all events of default associated with the Senior Note and the aggregate principal amount of the notes was adjusted to $1,405,695. See Note 16 — Subsequent Events for details regarding the amendment and extension of the Amended Senior Note.

The Company accounted for the exchange of the Senior Note for the Amended Senior Note as a note extinguishment as a result of the debt instruments being substantially different with regard to the present value of the cash flows, and accordingly the Company recognized a loss on extinguishment of $703,188 in connection with the derecognition of the carrying amount of the extinguished Senior Note of $953,346 (consisting of $949,390 of principal and $3,956 of accrued interest) and the issuance of the Amended Senior Note in the principal amount of $1,405,695 (consisting of $949,390 of the outstanding principal of the Senior Note, $3,956 of accrued interest reclassified to principal, $200,000 of restructuring fees and $252,349 of redemption premiums), plus the immediately recognized beneficial conversion feature of $250,839 arising from the modified conversion terms of the Amended Senior Note.

Bridge Note

Effective December 27, 2019, the Company issued an investor a senior unsecured convertible promissory note in the principal amount of $250,000. The convertible note bears interest at a rate of 15% per annum, compounding monthly, and provides for a maturity date on the earlier of an effective registration statement, an event of default or June 30, 2020. The convertible note automatically converts into a portion of the 17.5 million shares of KBL common stock to be received upon the consummation of the Business Combination Agreement at a conversion price equal to the lesser of $6.00 per KBL share or 60% of the implied valuation at such time, as defined. The Company may elect to prepay the note at any time without penalty, however, the holder may elect to receive shares of common stock of the Company in lieu of prepayment at the holder’s discretion.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 11 — CONVERTIBLE NOTES PAYABLE (cont.)

The Company analyzed the embedded conversion option of the convertible note at issuance and determined the embedded conversion option contains a contingent beneficial conversion feature that will be accounted for when the contingency is resolved. As of December 31, 2019, the contingently adjustable, non-bifurcated beneficial conversion feature associated with the convertible note was not resolved.

180 LP Convertible Notes

In connection with the Reorganization, the Company assumed $270,000 of debt related to convertible notes payable (the “Notes”), of which $10,000 is owed to the Chief Executive Officer and $260,000 is owed to a founder and director of the Company.

Principal of $160,000 due under the Notes accrues interest at a rate of 5.0% per annum and principal of $110,000, accrues interest at 2.5% per annum. Interest is compounded annually. Effective upon the closing of the first issuance of convertible preferred units (or units with similar rights) with proceeds of at least $1,000,000 (the “Qualified Financing”), all of the outstanding principal and interest under these Notes will automatically be converted into other equity interests of the Company of the same class issued to other investors in the Qualified Financing, at a conversion price equal to 80% of the price per unit of the Qualified Financing securities paid by the other investors. The Notes contain contingent beneficial conversion features, which will be accounted for at the time the conversion price is known, and the contingency is resolved.

Interest on Convertible Notes

During the year ended December 31, 2019 and for the period from March 7, 2018 (Inception) through December 31, 2018, the Company recorded interest expense of $123,112 and $0, respectively, related to convertible notes payable, and recorded interest expense — related parties of $17,827 and $0, respectively, related to convertible notes payable — related parties. During the year ended December 31, 2019, the Company capitalized an aggregate of $105,641 of accrued interest and $9,604 of accrued interest — related parties, respectively, to note principal.

As of December 31, 2019 and 2018, accrued interest expense related to convertible notes payable was $13,515 and $0, respectively, and accrued interest expense — related parties related to convertible notes payable — related parties was $75,524 and $0, which is included in accrued expenses and accrued expenses — related parties, respectively, on the accompanying consolidated balance sheets.

NOTE 12 — COMMITMENTS AND CONTINGENCIES

Litigation and Other Loss Contingencies

The Company records liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company has no liabilities recorded for loss contingencies as of December 31, 2019 or 2018.

Yissum Research and License Agreement

On May 13, 2018, CBR Pharma entered into a worldwide research and license agreement with Yissum Research Development Company of the Hebrew University of Jerusalem, Ltd. (“Yissum Agreement”) allowing CBR Pharma to utilize certain patent (the “Licensed Patents”). The Licensed Patents shall expire, if not earlier terminated pursuant to the provisions of the Yissum Agreement, on a country-by-country, product-by-product basis, upon the later of: (i) the date of expiration in such country of the last to expire Licensed Patent included in the Licensed Technology; (ii) the date of expiration of any exclusivity on the product granted by a regulatory or government body in such country; or (iii) the end of a period of twenty (20) years from the date of the First Commercial Sale in such country. Should the periods referred to in items (i) or (ii) above expire in a particular country prior to the period referred to in item (iii), above, the license in that country or those countries shall be deemed a license to the Know-How during such post-expiration period.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 12 — COMMITMENTS AND CONTINGENCIES (cont.)

Royalties will be payable to Yissum if sales of any products which use, exploit or incorporate technology covered by the Licensed Patents (“Net Sales”) are US $500,000,000 or greater, calculated at 3% for the first annual $500,000,000 of Net Sales and at 5% of Net Sales thereafter.

Pursuant to the Yissum Agreement, if Yissum achieves the following milestones, CBR Pharma will be obligated to make the following payments:

i)	$75,000 for successful point of care in animals;

ii)	$75,000 for submission of the first investigational new drug testing;

iii)	$100,000 for commencement of one phase I/II trial;

iv)	$150,000 for commencement of one phase III trial;

v)	$100,000 for each product market authorization/clearance (maximum of $500,000); and

vi)	$250,000 for every $250,000,000 in accumulated sales of the product until $1,000,000,000 in sales is achieved.

In the event of an initial public offering (“IPO”), the Company will issue 1,428.5714 shares of the issued and outstanding shares of 180, on a fully diluted basis, to Yissum prior to the closing of the IPO. These shares will be subject to: (a) as to half of such shares, a lock-up period ending 12 months from the IPO listing date and as to the other half of such shares, a lock-up period ending 24 months from the IPO listing date, and (b) in any event, any resale restrictions (including lock-ups and hold periods).

CBR Pharma is also party to consulting agreements with Yissum, whereby Yissum has agreed to provide two of its employees as consultants to the Company for $100,000 per annum per person for a term of three years, commencing May 13, 2018.

During the year ended December 30, 2019, actual research and development expenses and accrued expenses relating to the Yissum Agreement were $19,350 and $121,894, respectively. Because CBR Pharma is an accounting acquiree in the Reorganization, the contract expense included in the accompanying consolidated statements of operations and comprehensive loss is only for the post-Reorganization period.

Additional Yissum Agreement

On November 11, 2019 (the “Effective Date”), CBR Pharma entered into a new worldwide research and license agreement with Yissum (the “Additional Yissum Agreement”), allowing CBR Pharma to obtain a license and perform the research, development and commercialization of the licensed patents (the “Licensed Patents”) in the research of cannabinoid salts relating to arthritis and pain management. Within 60 days after the end of the first anniversary of the Effective Date, Yissum will present the Company with a detailed written report summarizing the results of their research.

The Licensed Patents shall expire, if not earlier terminated pursuant to the provisions of the Additional Yissum Agreement, on a country-by-country, product-by-product basis, upon the later of: (i) the date of expiration in such country of the last to expire Licensed Patent included in the Licensed Technology; (ii) the date of expiration of any exclusivity on the product granted by a regulatory or government body in such country; or (iii) the end of a period of twenty (20) years from the date of the First Commercial Sale in such country. Should the periods referred to in items (i) or (ii) above expire in a particular country prior to the period referred to in item (iii), above, the license in that country or those countries shall be deemed a license to the Know-How during such post-expiration period.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 12 — COMMITMENTS AND CONTINGENCIES (cont.)

Pursuant to the terms of the Additional Yissum Agreement, CBR Pharma paid Yissum a non-refundable license fee of $70,000 and will pay an aggregate of $398,250 of research, development and consulting fees over the term of the Additional Yissum Agreement, as well as an annual license maintenance fee of $25,000, beginning on the first anniversary of the Effective Date.

The Company shall pay Yissum the following amounts in connection with the achievement of the following milestones:

●	Submission of the first Investigational New Drug application: $75,000

●	Dosing of first patient in phase II trial: $100,000

●	Dosing of first patient in phase Ill trial: $150,000

●	Upon first market authorization/clearance: $150,000

●	Upon second market authorization/clearance: $75,000

●	For every $250,000,000.00 US in accumulated Net Sales of the Product until $1,000,000,000.00 US in sales: $250,000

Upon the commercialization of the license, the Company shall pay Yissum a royalty equal to 3% of the first aggregate $500,000,000 of annual net sales and 5% thereafter. During the year ended December 31, 2019, the Company recognized $100,134 and $0 of research and development expenses and accrued expenses, respectively, relating to the Additional Yissum Agreement. As of December 31, 2019, the Company recorded the purchase of the patents of $71,525 as an intangible asset to be amortized on a straight-line basis over the remaining lives of the patents. During December 2019, the Company prepaid the second-year annual license fee of $25,544 which is reflected in prepaid expenses and other current assets on the accompanying consolidated balance sheet, and will be amortized over 12 months beginning November 2020.

Evotec Agreement

On June 7, 2018, Katexco entered into an agreement (the “Drug Discovery Services Agreement”) with Evotec International GmbH (“Evotec”), whereby the Company and Evotec have agreed to negotiate research programs to be conducted by Evotec for the Company. Pursuant to the Drug Discovery Services Agreement, Evotec has agreed to conduct specified research services (the “Project”). The Project is scheduled to be conducted over a 24-month period, over which the Company will fund a minimum of $4,937,500 and a maximum of $5,350,250, based on quarterly invoices. During the year ended December 31, 2019 and for the period from March 7, 2018 (Inception) through December 31, 2018, the Company expensed $1,401,165 and $895,236, respectively, of research and development expenses in connection with the Drug Discovery Services agreement, and recorded interest expense of $36,899 and $0, respectively, on unpaid balances owed related to the Drug Discovery Services Agreement, which is included in accounts payable on the accompanying consolidated balance sheets.

Stanford Agreement

On May 8, 2018, Katexco entered into a six-month option agreement (the “Stanford Option”) with Stanford University (“Stanford”) under which Stanford granted the Company a six-month option to acquire an exclusive license for the Licensed Patents which are related to biological substances used to treat auto-immune diseases. In consideration for the Stanford Option, the Company paid Stanford $10,000 (the “Option Payment”), creditable against the first anniversary license maintenance fee payment and, accordingly, has been included as a prepaid amount as of December 31, 2019.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 12 — COMMITMENTS AND CONTINGENCIES (cont.)

Pursuant to the License Agreement, beginning upon the first anniversary of the Effective Date, and each anniversary thereafter, the Company will pay Stanford, in advance, a yearly license maintenance fee of $20,000, on each of the first and second anniversaries and $40,000 on each subsequent anniversary, which will be expensed on a straight-line basis annually.

Furthermore, the Company will be obligated to make the following milestone payments:

(i)	$100,000 upon initiation of Phase II trial;

(ii)	$500,000 upon the first U.S. Food and Drug Administration approval of a product (the “Licensed Product”) resulting from the Licensed Patents; and

(iii)	$250,000 upon each new Licensed Product thereafter.

The License Agreement is cancellable by the Company within 30 days’ notice. Royalties, calculated at 2.5% of 95% of net product sales, will be payable to Stanford. Also, the Company will reimburse Stanford for patent expenses as per the agreement. The Company paid Stanford $20,000 for the annual license maintenance fee that was recorded to prepaid expenses and is being straight-lined over 12 months, which had a balance of $1,698 as of December 31, 2019. During the year ended December 31, 2019 and for the period from March 7, 2018 (Inception) through December 31, 2018, the Company recorded patent and license fees of $32,443 and $80,202, respectively, related to the Stanford Option, which is included in general and administrative expenses on the accompanying statements of operations and comprehensive loss.

Pursuant to the License Agreement, there are other considerations disclosed in the agreement, such as a purchase right of up to 10% participation in a Qualifying Offering, which refers to a private offering of the Company’s equity securities, and if there is a change of control in the Company, the Company will pay a change of control fee of $200,000 to Stanford.

Oxford University Agreements

On August 15, 2018, CBR Pharma entered into an agreement (the “Oxford University Agreement”) for a research project with the University of Oxford (“Oxford”), which expires on December 31, 2019, or any later date agreed upon by the parties in writing. The Oxford University Agreement provides that Oxford will undertake a research project (the “Project’) based around the clinical development of cannabinoid-based and non-cannabinoid-based drugs that are known to exhibit both anti-inflammatory and immunomodulatory properties. The aim of the Project is to develop and characterize chemical compounds that are synthesized at Yissum in order to create treatments for rheumatoid arthritis and other chronic inflammatory conditions, and to eventually obtain regulatory approval in order to initiate early-phase clinical trials in patients.

The Company has agreed to pay to Oxford the following, which is being recognized on a straight-line basis over the 12-month term of the Oxford Agreement:

(i)	£166,800 on signing of the agreement, (USD $214,210 paid on August 22, 2018)

(ii)	£166,800 six months after commencement of the Project, (USD $214,804 paid on January 29, 2019)

(iii)	£166,800 nine months after commencement of the Project and (USD $217,877 paid on May 5, 2019)

(iv)	£55,600 twelve months after commencement of the Project. (USD $73,737 accrued at December 31, 2019)

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 12 — COMMITMENTS AND CONTINGENCIES (cont.)

During the year ended December 31, 2019, the Company recorded research and development expenses and accrued expenses of $57,498 and $73,737, respectively. Because CBR Pharma is an accounting acquiree in the Reorganization, the contract expense included in the accompanying consolidated statements of operations and comprehensive loss is only for the post-Reorganization period.

On May 30, 2019 (“Effective Date”), CBR Pharma entered into an amended research agreement with Oxford to amend the expiration date of the research project to December 31, 2019 or until any later date agreed by the parties in writing, or until this Oxford University Agreement is terminated in accordance with its provisions. On November 27, 2019, the Company entered into an amended agreement with Oxford to further extend the term of the research project to March 31, 2020 or any later date agreed upon by the parties in writing.

On November 1, 2013, 180 LP entered into a consulting services agreement with the Oxford, pursuant to which Oxford agreed to provide advice and expertise on an ad hoc basis in exchange for a fixed annual fee of $10,500, which is recorded in research and development in the accompanying consolidated statements of operations and comprehensive loss. The agreement, as amended, expires on October 31, 2020. During the year ended December 31, 2019, the Company recognized consulting services related to research and development of $4,716. Because 180 LP is an accounting acquiree in the Reorganization, the contract expense included in the accompanying consolidated statements of operations and comprehensive loss is only for the post-Reorganization period.

On March 22, 2019, 180 LP entered into a one-year research agreement (the “Research Agreement”) with Oxford pursuant to which 180 LP agreed to pay Oxford approximately $900,000 to perform certain research and to obtain the exclusive option to negotiate a license to commercially exploit any arising intellectual property as a result of Oxford’s research. During the year ended December 31, 2019, the Company recognized research and development expenses and accrued expenses of $396,958 and $0, respectively, related to the Research Agreement. Because 180 LP is an accounting acquiree in the Reorganization, the contract expense included in the accompanying consolidated statements of operations and comprehensive loss is only for the post-Reorganization period.

Kennedy License Agreement

On September 27, 2019, 180 LP entered into a license agreement (the “Kennedy License Agreement”) with the Kennedy Trust for Rheumatology Research (“Kennedy”) exclusively in the U.S., Japan, United Kingdom and countries of the European Union, for certain licensed patents (the “Kennedy Licensed Patents”), including the right to grant sublicenses, and the right to research, develop, sell or manufacture any pharmaceutical product (i) whose research, development, manufacture, use, importation or sale would infringe the Kennedy Licensed Patents absent the license granted under the Kennedy License Agreement or (ii) containing an antibody that is a fragment of or derived from an antibody whose research, development, manufacture, use, importation or sale would infringe the Kennedy Licensed Patents absent the license granted under the Kennedy License Agreement, for all human uses, including the diagnosis, prophylaxis and treatment of diseases and conditions.

As consideration for the grant of the Kennedy Licensed Patents, 180 LP paid Kennedy an upfront fee of GBP £60,000, (USD $74,000) on November 22, 2019, which was recognized as an intangible asset for the purchase of the licensed patents and is being amortized over the remaining life of the patents. 180 LP will also pay Kennedy royalties equal to (i) 1% of the net sales for the first annual GBP £1 million (USD $1,261,300) of net sales, and (ii) 2% of the net sales after the net sales are at or in excess of GBP £1 million, as well as 25% of all sublicense revenue, provided that the amount of such percentage of sublicense revenue based on amounts which constitute royalties shall not be less than 1% on the first cumulative GBP £1 million of net sales of the products sold by such sublicenses or their affiliates, and 2% on that portion of the cumulative net sales of the products sold by such sublicenses or their affiliates in excess of GBP £1 million.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 12 — COMMITMENTS AND CONTINGENCIES (cont.)

The term of the royalties paid by the Company to Kennedy will expire on the later of (i) the last valid claim of a patent included in the Kennedy Licensed Patents which covers or claims the exploitation of a product in the applicable country; (ii) the expiration of regulatory exclusivity for the product in the country; or (iii) 10 years from first commercial sale of the product in the country. The Kennedy License Agreement may be terminated without cause by providing a 90-day notice.

Petcanna Sub-License Agreement

On August 20, 2018, CBR Pharma entered into a sub-license agreement (the “Sub-License Agreement”) with its wholly owned subsidiary, Petcanna Pharma Corp. (“Petcanna”), of which the Company’s former Chief Financial Officer is a director.

Pursuant to the terms of the Sub-license Agreement, the Company has granted a sub-license on the Licensed Patents to pursue development and commercialization for the treatment of any and all veterinary conditions. In consideration, Petcanna will (a) issue 9,000,000 common shares of its share capital (the “Petcanna Shares”) 30 days after the effective date; and (b) pay royalties of 1% of net sales. The Company will be issued 85% and Yissum will be issued 15% of the 9,000,000 common shares of the Petcanna subsidiary. The Petcanna shares are deemed to be founders shares with no value. The Petcanna shares have not been issued as of December 30, 2019 and 2018, due to administrative delays.

ReFormation Pharmaceuticals Agreement — Related Party

On February 26, 2019, 180 LP entered into a one-year agreement (the “Pharmaceutical Agreement”) with ReFormation Pharmaceutical Corporation (“ReFormation”), a related party that shares directors and officers of 180 LP, pursuant to which the ReFormation agreed to pay 180 LP $1.2 million for rights of first negotiation to provide for an acquisition of any arising intellectual property or an exclusive licensing, partnering, or collaboration transaction to use any arising intellectual property with respect to a contemplated research agreement between the Company and Oxford (see Oxford University Agreements, above), which was signed on March 22, 2019 and therefore is the start date of the project. Of the $1.2 million receivable from Reformation pursuant to the Pharmaceutical Agreement, $0.9 million was received by the Company on March 14, 2019 and the remaining $0.3 million will be received over the one-year term of the agreement.

180 LP is recognizing the income earned in connection with the Pharmaceutical Agreement on a straight-line basis over the term of the agreement. 180 LP recognized $552,329 of income related to the Pharmaceutical Agreement during the post-Reorganization period, which is included in other income in the accompanying consolidated statement of operations and other comprehensive income loss. (Because 180 LP is an accounting acquiree in the Reorganization, the other income included in the accompanying consolidated statements of operations and comprehensive loss is only for the post-Reorganization period). As of December 31, 2019, the Company recorded a receivable of $60,000 representing income earned in excess of cash received pursuant to the Pharmaceutical Agreement.

The Pharmaceutical Agreement was amended on July 1, 2020. See Note 16 — Subsequent Events, Amended Agreement with ReFormation Pharmaceuticals — Related Party.

Operating Leases

On June 8, 2018, CBR Pharma entered into a thirty (30) month agreement to lease office space located in Toronto, Canada (the “Toronto Lease”). The Toronto Lease base rent ranged from $10,993 to $14,658 per month over the lease term for a total base lease commitment of $425,082. The Toronto Lease expires on November 30, 2020. The Company is subleasing the office space in Toronto, Canada to various other companies on a month to month basis. Please refer to “Due from Related Parties” in Note 15, Related Parties. In September 2019, the Company and the landlord of the Toronto Lease mutually agreed to terminate the lease on March 31, 2020 without penalty and the landlord would retain the security deposit of CAD $120,000 ($92,268) as rent expense for the period of October 2019 through March 2020. Since the Company and its sublessees vacated the space in October 2019 and did not occupy the space as of December 31, 2019, the Company recorded the full amount of the security deposit to rent expense in satisfaction of the lease agreement and accelerated a rent expense of CAD $60,000 ($46,134). During the year ended December 31, 2019, the Company recognized rent expense of $76,267. During the year ended December 31, 2019, the Company recognized rental income — related parties of $25,946. Because CBR Pharma is an accounting acquiree in the Reorganization, the contract expense and rental income included in the accompanying consolidated statements of operations and comprehensive loss is only for the post-Reorganization period.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 12 — COMMITMENTS AND CONTINGENCIES (cont.)

On October 17, 2018, CBR Pharma entered into a twelve (12) month lease agreement to lease office space located in London, U.K. The rent is approximately GBP £6,400 (USD $4,808) per month over the lease term for a total lease commitment of GBP £56,845 (USD $69,823). The lease commenced on December 1, 2018 and expired on November 30, 2019 and was not renewed. In connection with the lease, the Company paid the landlord a security deposit of GBP £4,410 (USD $5,619). See Note 16 — Subsequent Events, New Lease Agreement for more information.

180 rents a virtual office, which it uses as its corporate headquarters, located at 4 Palo Alto Square, 3000 El Camino Real, Suite 200, Palo Alto, California, 94306, on a month to month basis for a monthly fee of $289. 180 LP maintains a virtual office at 1 Broadway, Cambridge, Massachusetts, for a monthly fee of $435.

NOTE 13 — STOCKHOLDERS’ EQUITY (DEFICIENCY)

Common Stock

During the year ended December 31, 2018, the Company issued an aggregate of 10,510 shares of its common stock, of which 8,633 shares were issued in exchange for aggregate cash consideration of $3,503,652, 131 shares were issued in exchange for services of $78,050, 1,084 shares were issued in connection with subscriptions receivable of $120,929, and 662 shares were issued in exchange for an intangible asset valued at $386,410. The subscription receivable was paid in full during July 2019.

During the year ended December 31, 2019, the Company issued 71,694 shares of its common stock, of which 2,589 shares were issued for cash consideration of $1,125,601 and services valued at $338,201, 18,297 shares with an aggregate issuance date fair value of $12,992,470 were issued in full satisfaction of accrued issuable equity and investors deposits, and 50,808 shares with an aggregate fair value at issuance of $45,866,499 were issued in connection with the Reorganization.

On July 16, 2019, in connection with the Reorganization, the Company issued an aggregate 50,808 shares of common stock, and 2 shares of preferred stock convertible into 17,763 shares of common stock at the option of the holders, to the former shareholders of CBR Pharma and 180 LP, in exchange for 100% of the outstanding equity and equity equivalents of CBR Pharma and 180 LP.

Contingently Redeemable Shares

On July 16, 2019, in connection with the Reorganization, the Company issued 16,000 shares to a consultant that were subject to redemption by 180 for an aggregate redemption price of $4.00 if (i) the closing of the Business Combination did not occur on or prior to October 31, 2019; or (iii) the consultant terminated his service with 180 prior to October 31, 2019.

On November 11, 2019, the Company agreed to waive its right of redemption in connection with the Contingently Redeemable Shares. This was accounted for as a modification of the stock award. During the year ended December 31, 2019, the Company recorded a charge related to a modification of a stock award — related parties of $12,959,360 in connection with the waiver of the Company’s right of redemption related to the Contingently Redeemable Shares.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 14 — INCOME TAXES

The Company is subject to federal and state/provincial income taxes in the United States, Canada, and the United Kingdom and each legal entity files on a non-consolidated basis. The benefit of the pre-reorganization net operating losses of 180 LP were passed through to its owners.

The loss before income taxes consist of the following domestic and international components:

	For the Year Ended December 31, 2019	For the Period From March 7, 2018 (Inception) to December 31, 2018
Domestic	$(18,288,861)	$(1,252,099)
International	(7,114,681)	(10,827,435)
	$(25,403,542)	$(12,079,534)

The provision for income taxes consists of the following benefits (provisions):

	For the Year Ended December 31, 2019	For the Period From March 7, 2018 (Inception) to December 31, 2018
Deferred tax benefits:
Domestic:
Federal	$969,769	$262,941
State	321,576	87,647
International	663,972	591,663
	1,955,317	942,251
Change in valuation allowance	(1,945,821)	(942,251)
Net income tax benefit	$9,496	$—

The provision for income taxes differs from the United States Federal statutory rate as follows:

	For the Year Ended December 31, 2019	For the Period From March 7, 2018 (Inception) to December 31, 2018
US Federal statutory rate	21.0%	21.0%
Difference between domestic and foreign federal rates	(1.6)%	(5.4)%
State and provincial taxes, net of federal benefits	8.3%	11.5%
Permanent differences:
Stock-based compensation	(14.6)%	(8.6)%
Change in the fair value of accrued issuable equity	(4.5)%	(10.7)%
Loss on extinguishment	(0.8)%	0.0%
Other	(0.1)%	0.0%
Change in valuation allowance	(7.7)%	(7.8)%
Effective income tax rate	0.0%	0.0%

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 14 — INCOME TAXES (cont.)

Deferred tax assets consist of the following assets (liabilities):

	As of December 31,
	2019	2018
Deferred tax assets:
Net operating loss carryforwards	$4,131,288	$942,251
Reserve for uncollectible trade and notes receivable not currently deductible for tax purposes	713,367	—
Accrued compensation not currently deductible	134,620	—
	4,979,276	942,251

Deferred tax liabilities:
Difference between book and tax basis related to:
Technology license	(394,824)	—
Acquired in-process research and development	(3,277,935)	—
	(3,672,759)	—

Deferred tax assets and liabilities	1,306,517	942,251
Valuation allowance	(4,979,276)	(942,251)
Deferred tax liabilities, net	$(3,672,759)	$—

The change in the valuation reserve for deferred tax assets consists of the following:

	For the Year Ended December 31, 2019	For the Period From March 7, 2018 (Inception) to December 31, 2018
Beginning of period	$(942,251)	$—
Allowance established in connection with the recording of deferred tax assets acquired resulting from the Reorganization described in Note 1:	(2,031,811)	—
Change in valuation pursuant to the tax provision	(1,945,821)	(942,251)
True-up to a prior year’s tax return	(59,393)	—
End of period	$(4,979,276)	$(942,251)

As of December 31, 2019, the Company had net operating loss (“NOL”) carryforwards that may be available to offset future taxable income in various jurisdictions as follows:

●	Approximately $5,892,000 of domestic federal and state NOLs. The federal NOLs have no expiration date and the state NOLs will begin to expire in 2038;

●	Approximately $8,146,000 of Canadian federal and provincial NOLs. Those NOLs will begin to expire in 2038; and

●	Approximately $1,842,000 of United Kingdom federal NOLs. Those NOLs have no expiration date.

The utilization of the domestic NOLs to offset future taxable income may be subject to annual limitations under Section 382 of the Internal Revenue Code and similar state statutes as a result of ownership changes, but the US federal NOLs have no expiration date.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 14 — INCOME TAXES (cont.)

The Company has assessed the likelihood that deferred tax assets will be realized in accordance with the provisions of ASC 740 Income Taxes (“ASC 740”). ASC 740 requires that such a review considers all available positive and negative evidence, including the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. ASC 740 requires that a valuation allowance be established when it is “more likely than not” that all, or a portion of, deferred tax assets will not be realized. After the performance of such reviews as of December 31, 2019 and 2018, management believes that uncertainty exists with respect to future realization of its deferred tax assets and has, therefore, established a full valuation allowance as of those dates. Thus, the Company established valuation reserves of $2,031,811 in connection with the net deferred tax assets acquired in connection with the Reorganization described in Note 1 during the year ended December 31, 2019. Additionally, the Company recorded increases in the valuation allowance of $1,945,821 and $942,251 in connection with the tax provisions for the year ended December 31, 2019 and the period from March 7, 2018 (Inception) to December 31, 2018, respectively.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements as of December 31, 2019 and 2018. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

No tax audits were commenced or were in process during the year ended December 31, 2019 and the period from March 7, 2018 (Inception) to December 31, 2018. No tax related interest or penalties were incurred during the year ended December 31, 2019 and the period from March 7, 2018 (Inception) to December 31, 2018. The Company’s tax returns filed in the United States, Canada, and the United Kingdom filed since inception remain subject to examination, with the exception of the tax returns file for the 180 LP pass through entity whose tax returns remain subject to examination beginning with the 2016 tax return.

NOTE 15 — RELATED PARTIES

Due from Related Parties

Due from related parties was $73,248 as of December 31, 2019 and consists of (i) a receivable of $60,000 due from a research and development company that has shared officers and directors and (ii) a travel advance of $13,248 to a company with shared officers and directors. Due from related parties was $49,277 as of December 31. 2018 and primarily relates to an advance to a company whose directors and officers are also directors and officers of the Company.

Prepaid Expenses and Other Current Assets — Related Parties

Prepaid expenses — related parties were $0 and $24,014 as of December 31, 2019 and 2018, respectively, and consist of (i) a retainer of $0 and $17,342, respectively, paid to an officer of the Company for consulting services and (ii) advances of $0 and $6,672, respectively, paid to companies with shared officers and directors.

Deposits — Related Parties

Deposits due from related parties were $0 and $17,590 as of December 31, 2019 and 2018, respectively, and consists of a deposit paid for the subleasing of office space in Toronto, Canada to a company whose directors and officers are also directors and officers of the Company.

Accounts Payable — Related Parties

Accounts payable — related parties was $123,035 as of December 31, 2019 and consists of $101,009 for professional services provided by the Company’s directors and $22,026 for accounting fees for services provided by a director and his company. Accounts payable — related parties was $32,555 as of December 31, 2018 and consists of $24,603 of rent owed to CBR Pharma and $7,952 owed to a former director and his company for corporate advisory and accounting services.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 15 — RELATED PARTIES (cont.)

Accrued Expenses — Related Parties

Accrued expenses — related parties of $177,074 as of December 31, 2019, consists of $78,610 of interest accrued on loans and convertible notes due to the certain officers and directors of the Company, $30,464 of accrued professional fees for services provided by certain directors of the Company and $68,000 of accrued accounting fees related to services provided by a Company director and his company. There were no accrued expenses due to related parties amounts as of December 31, 2018.

Due to Related Parties

Due to related parties was $17,341 as of December 31, 2019, represents an overpayment of rent by a company that is subleasing space from the Company in Toronto, Canada whose directors and officers of the Company are affiliated with this company. There were no due to related parties amounts as of December 31, 2018.

Loan Payable — Related Parties

Loan payable — related parties consist of $220,525 as of December 31, 2019. Please refer to Note 10 — Loan Payables for more information. There were no loans payable due to related parties amounts as of December 31, 2018.

Convertible Notes Payable — Related Parties

Convertible notes payable — related parties of $454,604 as of December 31, 2019, represents the principal balance of convertible notes owed to certain officers and directors of the Company. Please refer to Note 11 — Convertible Notes Payable for more information. There were no convertible notes payable due to related parties amounts as of December 31, 2018.

Accrued Issuable Equity — Related Parties

Accrued issuable equity — related parties was $0 and $7,548,870 as of December 31, 2019 and 2018, respectively and relates to unissued common shares to be issued to individuals and companies affiliated with our officers, directors and investors in exchange for corporate advisory services. See Note 9 — Accrued Issuable Equity and Investor Deposits.

General and Administrative Expenses — Related Parties

During the year ended December 31, 2019, the Company incurred $340,765 of general and administrative expenses for related party services, including (a) $322,765 for professional fees paid to current or former officers, directors or greater than 10% investors, or affiliates thereof; and (b) $18,000 for travel expenses paid to a greater than 10% investor of the Company.

During the period from March 7, 2018 (Inception) through December 31, 2018, the Company incurred $3,875,726 of general and administrative expenses for related party services, including (a) $3,087,219 of stock-based compensation for services provided by directors, officers or greater than 10% investors; (b) $741,947 for professional fees paid to current or former officers, directors or greater than 10% investors, or affiliates thereof; or (c) $46,560 for rent paid to a company whose directors and officers are also directors and officers of the Company.

Modification of Stock Award — Related Party

During the year ended December 31, 2019, the Company incurred $12,959,360 related to the modification of a stock award granted to a greater than 10% investor related to the Contingent Redeemable Shares. See Note 13 Stockholders’ Equity (Deficiency).

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 15 — RELATED PARTIES (cont.)

Rental Income — Related Parties

During the year ended December 31, 2019, the Company recorded $25,946 of rental income for sub-leasing office space in Toronto, Canada to companies with shared officers and directors. There was no rental income from related parties amounts during the year ended December 31, 2018.

Other Income — Related Parties

During the year ended December 31, 2019, the Company recorded $552,329 of other income, related to a one-year research and development agreement with a company who has common officers and directors of the Company. Please refer to Note 12 — Commitments and Contingencies, Reformation Pharmaceuticals Agreement — Related Party. There was no other income with related parties amounts during the year ended December 31, 2018.

Interest Expense — Related Parties

During the year ended December 31, 2019, the Company recorded $23,074 of interest expense — related parties, of which $17,827 related to the convertible notes with officers and directors of the Company and $3,086 related to interest expense on loans with officers, directors and a greater than 10% investor of the Company, and $2,161 was incurred prior to the Reorganization in connection with a Katexco loan payable to CBR Pharma. There was no interest expense with related parties during the period from March 7, 2018 (Inception) through December 31, 2018.

Change in Fair Value of Accrued Issuable Equity — Related Parties

During the year ended December 31, 2019 and for the period from March 7, 2018 (Inception) through December 31, 2018, the Company recorded charges of $3,881,819 and $4,803,192, respectively, related to the change in the fair value of unissued shares of common stock to officers, directors and investors of the Company in exchange for corporate advisory services. See Note 9 — Accrued Issuable Equity.

NOTE 16 — SUBSEQUENT EVENTS

Amendment to the Yissum Agreement

On January 1, 2020 (“Effective Date”), CBR Pharma entered into a first amendment to the Research and License Agreement (“First Amendment”) with Yissum, allowing CBR Pharma to sponsor additional research with two of their professors. Pursuant to the terms of the First Amendment, the Company will pay Yissum $200,000 plus 35% for university overhead for the additional research performed by each professor over a 12-month period, starting May 1, 2020.

New Lease Agreement

On February 17, 2020, the Company entered into a twelve (12) month lease agreement (“Lease Agreement”) to lease office space located in London, UK. The rent is approximately GBP £4,250 (USD $6,433) per month over the lease term for a total lease commitment of GBP £61,200 (USD $77,192). The lease commenced on February 19, 2020 and expires on February 18, 2021. In connection with the lease, the Company paid the landlord a security deposit of GBP £5,100 (USD $6,433). The lease shall continue until one of the following two events occur: (a) another Lease Agreement is entered into by the parties or (b) either party giving not less than three full calendar months written notice terminating this agreement on the expiration date.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 16 — SUBSEQUENT EVENTS (cont.)

Consulting Agreement

Effective January 6, 2020, the Company entered into a consulting agreement (the “Consulting Agreement”), pursuant to which the Company will receive consulting services in the area of drug development in exchange for consideration of $15,000 per month. The Consulting Agreement will continue for a period of six months, and thereafter will automatically renew for successive six-month periods. The Agreement terminates upon thirty days prior written notice of either party. On July 1, 2020, the Company entered into an employment agreement with the Consultant, pursuant to which the Consultant will be appointed the Company’s Chief Executive Officer, effective upon the closing of the Business Combination. (See Appointment of New Chief Executive Officer below)

Appointment of New Chief Executive Officer

On July 1, 2020, the Company, KBL and the Board of Directors appointed a new Chief Executive Officer (“CEO”) of the Company, effective upon the closing of the Business Combination, at an initial base salary of $250,000 per year. Upon the termination of employment by the Company without cause, or by the CEO for good reason, the CEO is entitled to severance payments in the form continued base salary and health insurance for twelve months following the date of termination.

First Amendment to the Convertible Notes

Subsequent to December 31, 2019, the Company and holders of the Senior Notes agreed to amend the terms of the Senior Notes (the “Senior Note Amendments”). Pursuant to the Senior Note Amendments, the note holders waived all events of default associated with the Senior Notes, the aggregate principal amount of the notes was adjusted from $1,282,205 to a new aggregate principal amount of $1,846,052 (consisting of $1,282,205 of the outstanding principal of the Senior Notes, $6,411 of accrued interest reclassified to principal, $200,000 of restructuring fees and $357,436 of redemption premiums), of which the aggregate principal amount of Senior Notes held by the Chief Executive Officer and a director of the Company was adjusted from $186,988 to a new principal amount of $239,320. Additionally, the maturity dates of the Senior Notes were extended from November 2019 to February 2020.

Second Amendment of the Amended Senior Notes

On June 12, 2020, the Company entered into an amended agreement with each noteholder to extend the maturity dates from February 2020 to August 2021. Pursuant to the terms of the Senior Note Amendments, (i) a Senior Note in the principal amount of $1,054,878 as of December 31, 2019, will automatically convert into 404,265 shares of the Company upon the Business Combination, and (ii) the holder of such Amended Senior Note and its affiliates shall not sell or dispose more than 5% of the daily trading volume of such shares of common stock as reported by Bloomberg, LP. The Senior Notes, as amended are convertible at any time following issuance until maturity.

Extinguishment of Senior Note and Issuance of New Note

On June 12, 2020, the Company, KBL, certain investors (the “Purchasers”) and the holder (the “Initial Purchaser”) of an Amended Senior Note in the aggregate principal amount of $1,405,695 as of December 31, 2019, entered into a Securities Purchase Agreement pursuant to which (i) the Amended Senior Note was extinguished, and (ii) KBL sold to the Purchasers a secured promissory note which is secured by the intellectual property of the Company. Such transaction closed on June 29, 2020. Concurrent with the transaction, on June 12, 2020, the Company, KBL, the Purchasers and Kingsbrook entered into a guaranty agreement pursuant to which the Company is a guarantor to the notes issued by KBL to the Purchasers and Kingsbrook.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 16 — SUBSEQUENT EVENTS (cont.)

Additionally, in connection with the Securities Purchase Agreement, the Company issued the Initial Purchaser a loan payable in the principal amount of $150,000 which bears interest at a rate of 15% per annum, payable at maturity. The note matures on August 31, 2021.

Loan Agreements — Related Parties

Subsequent to December 31, 2019, the Company entered into the following loan agreements with related parties:

	Simple Interest Rate	Principal Amount
Loan payable issued January 14, 2020	8%	$4,726
Loan payable issued January 20, 2020	8%	137,381
Loan payable issued January 30, 2020	8%	6,550
Loan payable issued February 5, 2020	8%	3,500
Loan payable issued February 28, 2020	8%	17,799
Loan payable issued March 31, 2020	8%	4,537
Loan payable issued April 2, 2020	8%	1,872
Loan payable issued April 2, 2020	8%	1,564
Loan payable issued April 13, 2020	8%	12,905
Loan payable issued April 13, 2020	8%	12,875
Loan payable issued April 27, 2020	8%	7,358
Loan payable issued May 19, 2020	8%	1,916
Loan payable issued May 29, 2020	8%	7,736
Loan payable issued May 30, 2020	8%	7,358
Loan payable issued June 17, 2020	8%	485
Loan payable issued July 15, 2020	8%	5,503
		$234,064

The loan agreements are entered into with the Company’s officers and directors and mature upon the earlier of (a) the consummation of the Business Combination; or (b) June 30, 2020. On July 1, 2020, the Company amended the terms of the loans to extend the maturity terms to the earlier of (a) the closing of a Qualified Financing, as defined; or (b) November 1, 2020.

Loan Agreements

Subsequent to December 31, 2019, the Company entered into the following loan agreements:

	Simple Interest Rate	Principal Amount
Loan payable issued February 5, 2020	8%	$3,500
Loan payable issued March 31, 2020	8%	4,537
Loan payable issued July 5, 2020	8%	4,587
		$12,624

The loan agreements mature upon the earlier of (a) the consummation of the Business Combination; or (b) June 30, 2020. On July 1, 2020, the Company amended the terms of the loans to extend the maturity terms to the earlier of (a) the closing of a qualified financing, as defined; or (b) November 1, 2020.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 16 — SUBSEQUENT EVENTS (cont.)

Issuance of New Bridge Notes

On January 3, 2020, the Company issued convertible bridge notes in the aggregate amount of $82,500. The total outstanding principal amount of convertible bridge notes (the “Bridge Notes”) of $332,500 and the respective accrued interest will automatically convert into a portion of the 17.5 million shares of KBL common stock to be received upon the consummation of the Business Combination Agreement at a conversion price equal to the lesser of $6.00 per KBL share or 60% of the implied valuation at such time, as defined. The convertible bridge notes accrue interest at 15% per annum. The contingently adjustable, non-bifurcated beneficial conversion feature associated with the convertible note will be accounted for, if necessary, at the time the contingency is resolved.

First Amendment of the Bridge Notes

On July 7, 2020, effective June 29, 2020, the Company entered into an amendment agreement (“First Amendment”) with each Bridge Note holder to extend the maturity dates of the Bridge Notes to August 2021, increased each principal by 10% and modified the conversion price to $4.23 per share from $6.00 per share. Additionally, the First Amendment gives the Bridge Note holders the option to convert at 40% discount, or $4.23, to convert at the next financing, removal of the automatic conversion at the business combination and instead there is an automatic conversion at maturity.

KBL Payments Made on Behalf of 180

Subsequent to December 31, 2019, KBL issued payments to various vendors of 180 in the aggregate amount of $367,000 to fund its operations.

Amended Agreement with ReFormation Pharmaceuticals — Related Party

On July 1, 2020, the Company entered into an amended agreement with ReFormation Pharmaceuticals, Corp. and 360 Life Sciences, Corp. (“360”), whereby 360 has entered into an agreement to acquire 100% ownership of ReFormation, on or before July 31, 2020 (“Closing Date”). Upon the Closing Date, 360 will make tranche payments to 180 LP in the aggregate amount of $300,000. The parties agree that the obligations will be paid by 360 to 180 by payments of $100,000 for every $1,000,000 raised through the financing activities of 360, up to a total of $300,000, however, not less than 10% of all net financing proceeds received by 360 shall be put towards the obligation to the Company until paid in full. This transaction closed on July 31, 2020.

COVID-19 Update

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy continue to be impacted for an extended period, the Company’s financial position, results of operations and cash flows may be materially adversely affected. Additionally, the ability to complete the Business Combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others. As of June 30, 2020, COVID-19 has delayed and paused patient follow ups in one of the Company’s clinical trials to the end 2021.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 16 — SUBSEQUENT EVENTS (cont.)

Business Combination Update

See Note 1 — Business Organization and Nature of Operations for additional information related to the Company’s Business Combination Agreement with KBL.

On January 29, 2020, KBL and the Company entered into Amendment No. 1 to the Business Combination Agreement, pursuant to which the parties extended the termination date under the Business Combination Agreement from December 9, 2019 to April 9, 2020. The purpose of the extension was to provide the parties with additional time to complete the Business Combination and the other transactions as set forth in the Business Combination Agreement. No other changes were made to the Business Combination Agreement.

On June 2, 2020, KBL received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that it was no longer in compliance with the Nasdaq Listing Rules (the “Rules’). In the Notice, Nasdaq advised KBL that, pursuant to Rule IM-5101-2, a special purpose acquisition company (“SPAC”) must complete one or more business combinations within 36 months of the effectiveness of the SPAC’s initial public offering. Since KBL’s registration statement for its initial public offering became effective on June 1, 2017, it was required to complete its initial business combination by no later than June 1, 2020. Such rule also provides that if KBL does not comply with the above requirement, Nasdaq will issue a Staff Delisting Determination under Rule 5810 to delist the Company’s securities. Accordingly, Nasdaq advised KBL that its securities will be delisted from The Nasdaq Stock Market and, unless KBL requested an appeal of such determination, its securities would be suspended from trading at the opening of business on June 11, 2020 and a Form 25-NSE would be filed with the Securities and Exchange Commission removing the Company’s securities from listing and registration on the Nasdaq Stock Market. KBL appealed the Staff’s delisting determination by requesting a hearing with a Nasdaq Hearings Panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. The hearing was held on July 16, 2020. On July 17, 2020, KBL received a letter stating that the Panel granted the Company’s request for continued listing through November 9, 2020 on the Nasdaq Capital Market, subject to the conditions set forth in the letter.

On August 7, 2020, KBL and the Company entered into Amendment No. 2 to the Business Combination Agreement, pursuant to which the parties extended the termination date under the Business Combination Agreement to November 9, 2020. The purpose of the extension was to provide the parties with additional time to complete the Business Combination and the other transactions as set forth in the Business Combination Agreement. No other changes were made to the Business Combination Agreement.